UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JPMORGAN CHASE CAPITAL XXVIII
(Exact name of registrant as specified in its charter)
Delaware	20- 7457875
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
c/o JPMorgan Chase & Co. 270 Park Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
JPMorgan Chase Capital XXVIII Fixed-to-Floating Rate Capital Securities, Series BB (and the Guarantee by JPMorgan Chase & Co. with respect thereto)	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box X.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates:

333-146220 and 333-146220-04

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1. Description of Registrant's Securities to be Registered.

The Fixed-to-Floating Rate Capital Securities, Series BB (the "Capital Securities"), of JPMorgan Chase Capital XXVIII, a statutory trust created under the laws of Delaware ("Capital XXVIII"), registered hereby, represent beneficial ownership interests in the assets of Capital XXVIII and are guaranteed by JPMorgan Chase & Co., a Delaware corporation ("JPMorgan Chase"), to the extent set forth in the Guarantee Agreement between JPMorgan Chase and The Bank of New York Mellon, as Guarantee Trustee (the "Guarantee"), a form of which is incorporated herein by reference to Exhibit 4.22 to the Registration Statement on Form S-3 (the "Registration Statement") of JPMorgan Chase and Capital XXVIII (File Nos. 333-146220 and 333-146220-04), filed with the Securities and Exchange Commission. The particular terms of the Capital Securities and the Guarantee are described in the prospectus, dated September 21, 2007, as supplemented by the prospectus supplement, dated December 15, 2009 (the "Prospectus"). Such Prospectus, as may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b), is hereby incorporated by reference.

ITEM 2.    EXHIBITS.

1.	Prospectus pertaining to the offer and sale of the Capital Securities, which forms a part of, and is incorporated by reference to, the Registration Statement.
2.	Certificate of Trust of Capital XXVIII (incorporated by reference to Exhibit 4.7 to the Registration Statement).
3.

Trust Agreement of JPMorgan Chase Capital XXVIII among JPMorgan Chase, as Depositor, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.15 to the Registration Statement).

4.

Form of Amended and Restated Trust Agreement among JPMorgan Chase, as Depositor, The Bank of New York Mellon, as Property Trustee, BNY Mellon Trust of Delaware, as Delaware Trustee, and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K dated October 27, 2009 of JPMorgan Chase).

5.	Form of Capital Security (incorporated by reference to Exhibit B to Exhibit 4.20 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase).
6.

Form of Guarantee Agreement between JPMorgan Chase, as Guarantor, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase).

7.

Junior Subordinated Indenture, dated as of December 1, 1996, between JPMorgan Chase and The Bank of New York Mellon, as Debenture Trustee (incorporated by reference to Exhibit 4.8(a) to the Annual Report on Form 10-K (File No. 1-5805) for the year ending December 31, 2004).

8.

Supplemental Indenture between JPMorgan Chase and The Bank of New York Mellon, dated as of September 23, 2004, to Junior Subordinated Indenture (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 333-126750 of JPMorgan Chase).

9.

Supplemental Indenture between JPMorgan Chase and The Bank of New York Mellon, dated as of May 19, 2005, to Junior Subordinated Indenture (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (File No. 333-126750) of JPMorgan Chase).

10.

Supplemental Indenture between JPMorgan Chase and The Bank of New York Mellon, dated as of December 22, 2009, , to Junior Subordinated Indenture (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K dated December 22, 2009 of JPMorgan Chase).

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, JPMorgan Chase Capital XXVIII and JPMorgan Chase & Co. have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 22, 2009

JPMORGAN CHASE CAPITAL XXVIII
By:	JPMorgan Chase & Co., as Depositor
By:	/s/ Norma C. Corio
Name: Norma C. Corio Title: Corporate Treasurer

JPMORGAN CHASE & CO.
By:	/s/ Anthony J. Horan
Name: Anthony J. Horan Title: Corporate Secretary